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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Post-effective Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Post-effective
Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), Post-effective Amendment No. 1 to the
Registration Statements (Form S-8, Nos. 33-30995 and 33-45194), each pertaining to stock option plans of Witco Corporation, the Registration Statement (Form S-8, No. 33-48806), pertaining to an employee benefit plan of Witco Corporation, and the Registration Statement (Form S-8,
No. 33-60755), pertaining to the 1995 Stock Option Plan for Employees of Witco and its Subsidiaries, of our report dated January 26, 1995 (except for Note 16, as to which the date is December 20, 1995), with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies for the year ended December 31, 1994 included in this Current Report (Form 8-K).

                                                     ERNST & YOUNG LLP

Stamford, Connecticut
December 20, 1995

                                 Page 5 of 61
                           Exhibit Index is on page 4


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